Exhibit 3.1

FIRST AMENDMENT

TO THE AMENDED AND RESTATED BY-LAWS

OF

TUESDAY MORNING CORPORATION

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 12.  Conduct of Meetings.  The meetings of the stockholders shall be presided over by the Chairman of the Board or the president, or if neither the Chairman of the Board nor president is present, by a chairman elected at the meeting.  The secretary of the corporation or an assistant secretary, shall act as secretary of such meetings, or if neither the secretary nor an assistant secretary is present, then a secretary shall be appointed by the chairman of the meeting.

ARTICLE III

DIRECTORS

Section 13.  Chairman of the Board.  The Chairman of the Board shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  The Chairman of the Board or the president shall preside at all meetings of the stockholders and of the board of directors; and shall have such other powers and duties as designated in these by-laws and as from time to time may be assigned to him or her by the board of directors.

ARTICLE IV

OFFICERS

Section 6.  President.  The president shall be the chief executive officer of the corporation; either the president or the Chairman of the Board shall preside at all meetings of the stockholders and (should he or she be a director) board of directors at which he or she is present; the President shall, subject to the powers of the board of directors, have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and the President shall, see that all orders and resolutions of the board of directors are carried into effect.  The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

Section 8.  The Secretary and Assistant Secretaries.  The secretary, or an assistant secretary, shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and either the secretary, or an assistant secretary, shall record all the proceedings of the meetings in a book or books to be kept for that purpose.  Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by-law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation.  The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, when requested to do so by the board of directors, president or secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

CERTIFICATION

I, the undersigned officer, being the duly elected and Chief Financial Officer of Tuesday Morning Corporation, a Delaware corporation (the “Company”), do hereby certify this 15th day of May 2006 that the foregoing amendments were duly approved and adopted as an amendment to the Amended and Restated By-laws (Effective as of December 29, 1997) of the Company and was approved and adopted by the Board of Directors of the Company at a meeting held on May 15, 2006.

By:	/s/ Loren K. Jensen
Loren K. Jensen
Chief Financial Officer